UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 5, 2021

Crown Crafts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-7604	58-0678148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRWS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02         Results of Operations and Financial Condition.

On May 11, 2021, Crown Crafts, Inc. (the “Company”) issued a press release announcing the closure of the operations of Carousel Designs, LLC (“Carousel Designs”), a subsidiary of the Company. The press release includes net sales and related information for Carousel Designs for the 2019 and 2020 fiscal years. A copy of the press release is attached to this Current Report as Exhibit 99.1.

The information in this Item 2.02 and in Exhibit 99.1 attached to this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 2.02 and in Exhibit 99.1 attached to this Current Report shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.05         Costs Associated with Exit or Disposal Activities.

Closure of Carousel Designs

On May 11, 2021, the Company announced that it is closing the operations of Carousel Designs, effective May 21, 2021. The Carousel Designs manufacturing facility in Douglasville, Georgia, and its direct-to-consumer website, www.babybedding.com, will cease operations on that date. Carousel Designs will work to fulfill any customer orders placed prior to the closing date. Any customers whose orders cannot be fulfilled will receive full refunds.

On May 5, 2021, the Company’s Board of Directors approved the closure of Carousel Designs due to high costs, declining sales and continued losses associated with the subsidiary. The Company expects to record charges totaling $2.8 million to $3.4 million in connection with the closure of Carousel Designs. These charges consist of approximately $2.5 million to $2.8 million of noncash charges for the impairment of property, plant and equipment and intangible assets, employee related costs of approximately $100,000, and contract termination costs ranging from $200,000 to $500,000. The impairment charges are expected to be recorded in fiscal 2021. The cash charges for employee and contract related costs are expected to be recorded in fiscal 2022.

Forward-Looking Statement

This Current Report contains forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, the impact of the COVID-19 pandemic on the Company’s business operations, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Item 2.06          Material Impairments.

The information provided in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.

Item 9.01         Financial Statements and Exhibits.

(d)        Exhibits

             99.1     Press Release issued May 11, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWN CRAFTS, INC.

By:	/s/ Craig J. Demarest
Craig J. Demarest
Vice President and Chief Financial Officer

Date: May 11, 2021